UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  June 1, 1999


                             CARRIAGE SERVICES, INC.
             (Exact name of registrant as specified in its charter)


            DELAWARE                    1-11961                76-0423828
 (State or other jurisdiction   (Commission File Number)     (I.R.S. Employer
       of incorporation)                                    Identification No.)


     1300 Post Oak Blvd., Suite 1500, Houston, TX             77056
       (Address of principal executive offices)            (Zip Code)


        Registrant's telephone number, including area code (281) 556-7400

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ITEM 5.     OTHER EVENTS

      On June 1, 1999, Carriage Services, Inc. (the "Company") announced the private sale of $75 million of 7% Convertible Preferred Securities, Term Income Deferable Equity Securities ("TIDESSM") of its subsidiary, Carriage Services Capital Trust (the "Trust"), which is scheduled to close on June 3, 1999. The TIDES are convertible into approximately 3.7 million shares of the Company's Class A Common Stock (excluding any over-allotment) at a conversion price of $20.4375 per share. The Trust will use the proceeds from the Offering to purchase 7% Convertible Junior Subordinated Debentures due 2029 from the Company. The Debentures are due June 1, 2029 and are not redeemable by the Company prior to June 5, 2002. The announcement also contains information on the expansion of the Company's existing bank credit facility and the Company's proposed private placement of additional senior term debt with insurance companies.

      The purpose of this Form 8-K Current Report is to file as an exhibit, a copy of the news release dated June 1, 1999 of the Company announcing the foregoing matters.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

      (C)   EXHIBITS

            99.1    News release of the Company dated June 1, 1999.


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
                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    CARRIAGE SERVICES, INC.


                                    By: /s/ THOMAS C. LIVENGOOD
                                            Thomas C. Livengood
                                            Executive Vice President and
                                              Chief Financial Officer



Date:  June 1, 1999


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